EXHIBIT 21

                  SUBSIDIARIES OF NBC CAPITAL CORPORATION


                     State of
                     Incorpora-                   %          Holder of
    Subsidiary          tion      Business    Ownership  Outstanding Stock
__________________  ___________  ___________  _________  _________________

National Bank of    Mississippi  Financial       100%    NBC Capital Corp.
Commerce                         Institution


First National      Mississippi  Finance         100%    NBC Capital Corp.
Finance Company                  Company

Galloway-Chandler-  Mississippi  Insurance       100%    National Bank of
McKinney Insurance               Agency                  Commerce
Agency, Inc.

NBC Service         Mississippi  Insurance       100%    National Bank of
Corporation                                              Commerce

NBC Insurance       Alabama      Insurance       100%    National Bank of
Services of                                              Commerce
Alabama, Inc.

Philadelphia        Mississippi  Finance         100%    National Bank of
Finance                          Company                 Commerce
Corporation
(Inactive)

Commerce National   Mississippi  Credit Life      79%    NBC Service
Insurance Co.                    Insurance               Corporation